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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------

                         ROBERTS REALTY INVESTORS, INC.
             (Exact name of Registrant as Specified in Its Charter)

               Georgia                                     58-2122873
    (State or other Jurisdiction                        (I.R.S. Employer
          of Incorporation)                          Identification Number)

                          8010 Roswell Road, Suite 120,
                             Atlanta, Georgia 30350
                    (Address of principal executive offices)

If this form relates to                 If this form relates to
the registration of a                   the registration of a
class of debt securities                class of debt securities
and is effective upon                   and is to become effective
filing pursuant to General              simultaneously with the
Instruction A(c)(1) please              effectiveness of a
check the following box. [ ]            concurrent registration
                                        statement under the Securities Act of
                                        1933 pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box. [ ]




Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name of Each Exchange on
     To be so Registered               Which Each Class is to be Registered
     -------------------               ------------------------------------

Common Stock, par value $.01 per share        American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


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                                (Title of Class)




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the Common Stock being registered, reference is made to the section entitled "Description of Securities" included in the Registrant's Form 10-SB/A No. 4 Registration Statement filed with the Securities and Exchange Commission on July 25, 1996 (the "Form 10-SB") beginning on page 49 thereof.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as a part of this Registration
Statement:

Exhibit No.                Description

         1                 Certificate  of  Incorporation  of the  Registrant.
                           (Incorporated by reference to Exhibit 2.1 to the Form 10 S-B.)

         2 Bylaws of the Registrant. (Incorporated by reference to Exhibit 2.2 to the Form 10 S-B.)

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        ROBERTS REALTY INVESTORS, INC.


                                        /s/ Charles R. Elliott
                                        ---------------------------------
                                        Charles R. Elliott
                                        Chief Financial Officer
Date:    July 11, 1997